                                                                     EXHIBIT 4.2





MORTGAGE AND COLLATERAL                                 UNITED STATES OF AMERICA
ASSIGNMENT OF LEASES
                                                        STATE OF LOUISIANA
     BY:
                                                        PARISH OF ST. JOHN
BAYOU STEEL CORPORATION and                             THE BAPTIST
RIVER ROAD REALTY CORPORATION

     IN FAVOR OF:

FIRST NATIONAL BANK OF COMMERCE,
AS TRUSTEE


     BE IT KNOWN, that on this ____ day of the month of _________, 1994, before me, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid, and in the presence of the undersigned witnesses personally appeared:

     BAYOU STEEL CORPORATION, a Delaware corporation ("BSC" or "Mortgagor"), the
                                                       ---      ---------
     Federal Employer Identification Number of which is ______________, represented herein by ___________________, its _______________, being hereunto duly authorized by virtue of resolutions of the Board of Directors of said corporation, a certified copy of which is annexed hereto and made a part hereof, which Mortgagor is the successor by merger to Bayou Steel Corporation (of La Place), formerly a Louisiana corporation, which was itself the successor by merger to Bayou Steel Acquisition Corporation, formerly a Louisiana corporation;

     RIVER ROAD REALTY CORPORATION, a Louisiana corporation ("RRRC" or
                                                              ----
     "Mortgagor"), the Federal Employer Identification Number of which is
     ----------
     _____________, represented herein by ___________________, its
     ________________, being hereunto duly authorized by virtue of resolutions of the Board of Directors of said corporation, a certified copy of which is annexed hereto and made a part hereof; and,

     FIRST NATIONAL BANK OF COMMERCE, a national banking association with its principal trust offices located in New Orleans, Louisiana (the "Trustee"),
                                                                     -------
     the Federal Employer Identification Number of which is __________, appearing herein not in its corporate capacity but as Trustee as hereinafter set forth, being represented herein by _________________________________, its duly authorized
     ________________________,

who declared unto me, Notary, as follows:

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     WHEREAS, BSC has authorized the creation and issuance of its ____% First
Mortgage Notes due 2001 in the aggregate principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (with any note or notes issued in substitution, exchange or renewal of any and all thereof, the "Securities"),
                                                               ----------
which Securities shall bear interest at the rate of __________ percent (____%) and shall be due and payable on ____________, 2001;

     WHEREAS, the Securities will be issued pursuant to the terms of that certain Indenture dated as of ____________, 1994 between BSC and the Trustee, an executed copy of which Indenture is annexed hereto as Exhibit "A" and made an
                                                      -----------
integral part hereof (as the same may hereafter be supplemented, amended, extended or restated, the "Indenture");
                           ---------

     WHEREAS, the Securities will be issued in substantially the form thereof set forth in Article II of the Indenture;

     WHEREAS, the Trustee has accepted the trust established by the Indenture in accordance with the terms thereof;

     WHEREAS, RRRC is a wholly-owned subsidiary of BSC and is a Recourse Subsidiary, as defined in the Indenture;

     WHEREAS, Mortgagor desires to enter into this Mortgage and Collateral Assignment of Leases (as the same may hereafter be supplemented, amended, extended or restated, the "Mortgage") for the purpose of creating in favor of
                           --------
the Trustee and for the ratable benefit of the Holders, as defined in the Indenture (collectively, the "Holders" and, individually, a "Holder") a mortgage
                              -------                        ------
and other liens on properties and interests of the Mortgagor located and to be located within the State of Louisiana; and,

     WHEREAS, by their acceptance of the Securities, the Holders will irrevocably appoint the Trustee as the special attorney-in-fact for each one of said Holders and vest the Trustee with full power to effect and enforce this Mortgage for the benefit of all of said Holders, all in accordance with La.R.S. 9:5301 through 9:5307, and the Trustee hereby accepts such appointment;

     NOW, THEREFORE, for the purposes of securing the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal of and interest on the Securities and all other obligations and liabilities of BSC or of RRRC, or of both, to the Trustee, the Collateral Agent (as defined in the Indenture) and the Holders (including, without limitation, interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to BSC, whether or not a claim for post-filing or post-petition interest is

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allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, this Mortgage, the other Security Documents (as defined in the Mortgage) (including, without limitation, any Subsidiary Guarantee and any Subsidiary Security Agreement, as such terms are defined in the Indenture, to which RRRC is or becomes a party and the Company Security Agreement, as defined in the Indenture) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee and the Collateral Agent that are required to be paid by BSC pursuant to the terms of the Indenture or this Mortgage or any other Security Document)( (as any or all thereof may hereafter be amended, modified, extended or restated, collectively, the "Secured Obligations"), the Mortgagor does by
                                -------------------
these presents specially mortgage, unto and in favor of the Trustee, and, with respect to the following clause (v), does hereby collaterally assign unto and in favor of the Trustee, for the ratable benefit of the Holders, all of the following described property located in the Parish of St. John the Baptist, State of Louisiana (collectively, the "Mortgaged Property"):
                                       ------------------

        i) Those certain tracts of land located in the Parish of St. John the Baptist, Louisiana and legally described on Exhibit "B" attached hereto and made
                                            -----------
a part hereof (the "Land");
                    ----

        ii) All buildings, structures, improvements and other constructions of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, apparatus and equipment, of every nature whatsoever now owned or hereafter acquired by Mortgagor and attached to, installed in, used or usable in connection with or incorporated in any of the Land or the foregoing immovable property so as to become component parts thereof, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements of or to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any of the foregoing (the "Improvements");
      ------------

        iii) All easements, servitudes, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or to the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession,

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claim and demand whatsoever, at law as well as in equity, of the Mortgagor, in and to the same (the "Appurtenant Rights") (the Land, the Improvements and the
                      ------------------
Appurtenant Rights being sometimes herein collectively referred to as the "Premises");
- ---------

        iv) All rents, royalties, issues, profits, revenue, income and other benefits from the Premises; provided, however, that permission is hereby given to the Mortgagor, so long as no Default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not more than one (1) month in advance of the scheduled dates for payment of each one thereof;

        v) All right, title and interest of the Mortgagor in, to and under any and all leases now or hereafter on or affecting the Premises or any part thereof, whether written or oral, and all agreements for use of the Premises (collectively, the "Leases" and individually, a "Lease"), together with all
                    ------                       -----
security therefor and all moneys payable thereunder, including without limitation, the present and continuing right to make claim for, collect, receive and receipt for any of the rents, royalties, issues, profits, revenues, income and other sums of money payable or receivable thereunder (except sums payable directly by the lessee under any such Lease to a person other than the Mortgagor) whether payable as rent or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under such Leases; subject, however, (a) to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such Lease so long as no Default shall exist hereunder, and (b) so long as no Default has occurred hereunder, to the right of the Mortgagor to bring actions and proceedings thereunder or for the enforcement thereof; and provided that the pledge and assignment made hereby shall not impair or diminish any obligation of the Mortgagor under such Leases, nor shall any such obligation be imposed upon the Trustee;

        vi) Subject to the provisions of the Indenture, all proceeds of any and all of the Mortgaged Property, including without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance maintained with respect to all or any part of the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof; and the Mortgagor hereby authorizes, directs and empowers the Trustee, at its option, on behalf of Mortgagor, or the successors or assigns of Mortgagor, pursuant to the terms of this Mortgage, and subject to the terms of the Indenture, to adjust, compromise, claim, collect and receive such proceeds, to

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give proper receipts and acquittance therefor and, after deducting expenses of collection, to apply the net proceeds upon the Securities as provided herein, notwithstanding the fact that the same may not then be due and payable or that the Securities are otherwise adequately secured;

        vii) All right, title, interest, claim and demand of the Mortgagor in, to and under any and all contracts and agreements entered into by the Mortgagor at any time and from time to time in connection with the construction, operation, management or leasing of the Premises, or any part thereof; and,

        viii) Any and all other property of every kind and nature from time to time hereafter (by delivery or by writing of any kind) conveyed, mortgaged, pledged, assigned, hypothecated or transferred as and for additional security hereunder by the Mortgagor, or by anyone on behalf of the Mortgagor, to the Trustee.

        To have and to hold all of the Mortgaged Property unto the said Trustee, its successor and assigns, until payment and performance in full of all of the Secured Obligations; but in trust, nevertheless, for the security and benefit of the aforesaid Holders. The Mortgaged Property shall remain so specially mortgaged and collaterally assigned upon the terms herein set forth for the equal and proportionate benefit, security and protection of all of the aforesaid Holders without privilege, priority or distinction as to the lien or otherwise of any of the Notes over any of the other Notes, all in accordance with Louisiana Civil Code Article 3319 and La.R.S. 9:5301 through 9:5307.

        This Mortgage is also granted by Mortgagor and accepted by the Trustee pursuant to Louisiana Civil Code Article 3298 and is entitled, without limitation of other applicable provisions of Louisiana law, to the benefits of La.R.S. 9:5554 through 9:5557 and of Louisiana Civil Code Articles 3311, 3312 and 3319.

                                   ARTICLE I

                                   COVENANTS
                                   ---------

SECTION 1.1    Payment and Performance of Secured Obligations; Incorporation of
- -----------    ----------------------------------------------------------------
               Indenture; Indenture Controlling; Defined Terms.
               -----------------------------------------------

     BSC and RRRC shall each pay when due all sums required under the Secured Obligations to which each is a party or under which each is an obligor and shall duly and punctually perform and observe all of the terms, provisions, conditions, covenants and agreements on its part to be performed or observed as provided in the Secured Obligations to which each is a party or under which each is an obligor. Each and all of the terms, provisions, representations, warranties, conditions, covenants and agreements set forth in the Indenture, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto or their successors and assigns, are incorporated herein by reference to the same extent as though each and all of said terms, provisions, representations, warranties, conditions, covenants and agreements were fully set out herein. In the event of any conflict or inconsistency between the provisions of this Mortgage and the provisions of the Indenture, the provisions of the Indenture shall be deemed controlling, except with respect to those provisions of this Mortgage which relate to the creation or enforcement of the liens hereby granted. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

     Without limitation of anything contained in the immediately foregoing paragraph, BSC hereby specifically covenants and agrees to be bound by all of the covenants, agreements and undertakings contained in Articles VI, VII, X, XII and XIII of the Indenture (in each case as any or all thereof may hereafter be modified, amended or restated).

SECTION 1.2    Defense of Title.
- -----------    ----------------

     If the interest of the Trustee in the Mortgaged Property, or any part thereof, shall be endangered or shall be attacked, directly or indirectly, the Mortgagor hereby authorizes the Trustee, at the Mortgagor's expense, to take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense or litigation and the compromise or discharge of claims and Liens made against such title or interest in the Mortgaged Property. The Mortgagor will indemnify and hold the Trustee harmless from and against any and all loss, cost, damage, liability or expense incurred in protecting the interests of the Trustee hereunder in such an event, including but not limited to, all court costs and reasonable attorneys' fees.

SECTION 1.3    Observance of Leases.
- -----------    --------------------

     The Mortgagor expressly covenants and agrees that the Mortgagor shall not cause or permit to exist any breach or default under the provisions of any Lease.

SECTION 1.4    Trustee's Performance of Mortgagor's Obligations.
- -----------    ------------------------------------------------

     Should Mortgagor fail to satisfy or perform in accordance with their respective terms any of the covenants set forth in the Indenture or in this Mortgage, the Trustee may, but shall not be required to, satisfy and perform the same, including without limitation, the rights to rent, operate, and manage any part or all of the Mortgaged Property and pay all operating costs and expenses, including management fees, property taxes and insurance of every kind and nature in connection therewith, so that the Mortgaged Property shall be operational and useable for its intended purposes. All moneys paid, and all expenses paid or incurred in connection therewith, including reasonable attorney's fees and other moneys advanced by the Trustee to protect the Mortgaged Property and the lien hereof, to rent, operate and manage the Mortgaged Property or to pay any such operating costs and expenses thereof or to keep the Mortgaged Property operational and useable for its intended purposes shall be secured by this Mortgage, and shall become immediately due and payable on demand, and with interest thereon at the rate or rates at the time in effect under the terms of the Securities. Inaction of the Trustee shall never be considered as a waiver of any right accruing to it on account of any Event of Default nor shall the provisions of this Section or any exercise by the Trustee of any rights hereunder prevent any Default from constituting an Event of Default. The Trustee, in making any payment hereby authorized (a) relating to taxes, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax Lien or title or claim thereof; (b) for the purchase, discharge, compromise or settlement of any Lien, may do so without inquiry as to the validity or amount of any claim for Lien which may be asserted; and (c) in connection with the completion of construction, furnishing or equipping of the Premises or the rental, operation or management of the Premises or the payment of operating costs and expenses thereof may do so in such amounts and to such Persons as the Trustee may deem appropriate. Nothing contained herein shall be construed to require the Trustee to advance or expend moneys for any purpose mentioned herein, or for any other purpose.

SECTION 1.5    Restrictions on Transfer; Grants of Servitudes.
- -----------    ----------------------------------------------

     The Mortgagor shall not cause or permit any conveyance, sale, assignment, transfer, Lien or alienation of all or any part of the Mortgaged Property except in accordance with the Indenture; provided, however, the Mortgagor shall have the right, from time to time if no Default exists, without any release from or consent by the Trustee, to grant servitudes, rights-of-way and easements over or in respect of any portion of the Premises which servitudes, rights-of-way and easements shall be superior to the lien of this Mortgage, provided that such grant will not impair the usefulness of such portion of the Premises in the conduct of the Mortgagor's business and will not be prejudicial to the interests of the Holders. Subject to satisfaction of the conditions set forth in Section ___ of the Indenture, the Trustee shall, from time to time, execute written instruments supplied to it by Mortgagor to subordinate the lien of this Mortgage to such servitudes, rights-of-way and easements.

                                  ARTICLE II.

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES
                     --------------------------------------

SECTION 2.1    Events of Default; Acceleration.
- -----------    -------------------------------

     If an Event of Default, as defined in the Indenture, occurs and is continuing, then and in every such case the Trustee by notice to BSC, or the Holders of not less than twenty-five percent (25%) in principal amount of the Outstanding Securities by notice to BSC and the Trustee, may declare all of the principal of and premium, if any, and accrued interest on all of the Securities to be due and payable immediately; provided, however, if an Event of Default specified in clause (vii) or (viii) of Section 5.1 of the Indenture occurs, the principal amount and accrued interest shall ipso facto become and be immediately
                                            ---- -----
due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder. Upon such declaration all of the principal of and premium, if any, and accrued interest on the Securities shall be due and payable immediately. The Holders of the majority in principal amount of the Outstanding Securities by notice to BSC and the Trustee may rescind an acceleration and its consequences in the manner set forth in the Indenture.

SECTION 2.2    Remedies.
- -----------    --------

     In case an Event of Default shall occur and be continuing, (a) the Trustee shall have all of the rights and remedies provided pursuant to the Indenture (in each case as any or all thereof may be modified, amended or restated), but only to the extent that the exercise of any such rights and remedies would not be prohibited by the laws of the State of Louisiana, (b) the provisions of the Indenture (in each case as any or all thereof may be modified, amended or restated) shall apply to the exercise by the Trustee and by the Holders of their respective rights and remedies under this Mortgage to the same extent as aforesaid and (c) the Trustee shall, in general, have the right to:

          (1) cause all or any part of the Mortgaged Property to be foreclosed or seized and sold under executory or other legal process in a manner provided for in Section 2.3 hereof or as provided by law;

          (2) exercise any right, power or remedy provided by this Mortgage, the Securities, the Indenture, the Security Documents or by law or in equity or by any other document or instrument regulating, evidencing, securing or guaranteeing any of the Securities; and,

          (3) take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due under, or to enforce performance and observance of, any or all of the Secured Obligations.

SECTION 2.3    Foreclosure and Sale.
- -----------    --------------------

     If an Event of Default has occurred and is continuing and if the Securities, or any thereof, have become due, whether by acceleration or otherwise, and if BSC or RRRC has failed to pay to the Trustee all sums then due and owing by it under the Securities and under the other Secured Obligations, the Trustee shall have the right to seize and sell the Mortgaged Property by executory or other legal process without demand, notice or putting in default, all of which are hereby waived, and to foreclose the lien hereof, in accordance with the laws of the State of Louisiana and to exercise any other remedies provided by this Mortgage, or any which the Trustee may have at law, at equity or otherwise. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness hereunder all expenditures and expenses which may be paid or incurred by or on behalf of the Trustee for reasonable attorney's fees, court costs, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations and similar data and assurances with respect to title as the Trustee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree the true conditions of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this Section 2.3, and such other expenses and fees as may be incurred in the protection of the Premises and rents and income therefrom and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Trustee in any litigation or proceedings affecting this Mortgage, the Secured Obligations or the Premises, including probate and bankruptcy proceedings, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding or otherwise in dealing specifically therewith, shall be so much additional indebtedness secured hereby and shall be immediately due and payable by the Mortgagor, with interest thereon at the rate or rates then in effect under the Securities, until paid.

     The Trustee may exercise the remedies hereunder with respect to any of the Mortgaged Property, in whole or in part, and in such portions and in such order as may be deemed advisable by the Trustee in its discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this Mortgage.

     To the fullest extent the Mortgagor may legally do so, the Mortgagor agrees that the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and the Mortgagor, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement and stay of execution, in the event of any sale by executory or other legal process and foreclosure of the liens hereby created. If any law referred to in this paragraph and now in force, of which the Mortgagor might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this paragraph.

     In the event of any sale of the Mortgaged Property, or any part thereof, in any proceedings instituted to enforce this Mortgage, it is agreed that the Mortgaged Property may be sold without appraisement to the highest bidder for cash, the said Mortgagor hereby expressly waiving the benefit of any and all appraisement thereof.

     The Mortgagor hereby further expressly waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724 and all other laws conferring the same; (b) the demand and three (3) days' delay accorded by the Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the-three (3) days' delay provided by the Louisiana Code of Civil Procedure Articles 2331 and 2722; and, (d) the benefit of the other provisions of the Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723; and the Mortgagor expressly agrees to the immediate seizure of the Mortgaged Property in the event of suit hereon.

     BSC hereby CONFESSES JUDGMENT in favor of the Trustee for the full amount of principal and interest, and premium, if any, on the Securities, and BSC and RRRC hereby CONFESS JUDGMENT in favor of the Trustee for all sums due and to become due under all other Secured Obligations to which each is a party or under which each is an obligor, for reasonable attorney's fees, and for any sums that may be advanced during the life of this Mortgage for the payment of premiums of insurance, taxes or amounts for the protection and preservation of this Mortgage, notwithstanding that such amount may exceed the aggregate face amounts of the Securities.

     Subject to the terms of the Indenture, the Trustee or any one or more of the Holders shall have the right to become the purchaser at any sale of the Mortgaged Property hereunder and shall have the right to have credited on the amount of its bid therefor all or any part of the Securities held by it or them as of the date of such sale.

     All rights of action (including the right to file proof of claims) under this Mortgage or under any of the Securities may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial, or other proceedings relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining any Holders as plaintiffs. Any recovery of judgment shall be for the equal benefit of the Holders of the Outstanding Securities and all of the Holders of the Outstanding Securities shall be entitled to participate pro rata in the proceeds of the Mortgaged Property.

SECTION 1.4    Keeper.
- -----------    ------

     Upon the institution of proceedings to effect seizure and sale under this Mortgage or at any time thereafter, the court in which such proceedings are filed may appoint a keeper of the Premises. Such appointment may be made either before or after sale, without notice, without regard to solvency or insolvency of the Mortgagor at the time of application for such keeper, and without regard to the then value of the Premises. Pursuant to La.R.S. 9:5136, et seq., the
                                                                -- ---
Mortgagor and Trustee agree that the Trustee may be the keeper or may name a keeper of the Premises at the time a seizure thereof is effected. Such keeper shall have the power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit and in case of a sale and deficiency, if any, as well as during any further times when the Mortgagor, except for the intervention of such keeper, would be entitled to collection of such rents, issues and profits, and such keeper shall have all other powers which may be necessary or useful in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court may, from time to time, authorize the keeper to apply the net income from the Premises in payment in whole or in part of: (a) the Securities or the indebtedness secured by a decree foreclosing this Mortgage, or any tax, special assessment, or other Lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to the foreclosure sale, or (b) the deficiency in case of a sale and deficiency. The rights provided for by this Section 2.4 are in addition to those provided for by the Indenture.

SECTION 2.5    Proceeds of Sale.
- -----------    ----------------

     The proceeds of any foreclosure or sale of the Mortgaged Property, or any portion thereof, shall by distributed and applied in accordance with the Indenture.

SECTION 2.6    Insurance During Foreclosure.
- -----------    ----------------------------

     In the case of foreclosure of this Mortgage, and sale of the Mortgaged Property, the court, in its decree of foreclosure and sale, may provide that the mortgagee's clauses attached to each of the casualty insurance policies with respect to the Premises may be cancelled and that the decree creditor may cause a new loss clause to be attached to each one of said casualty insurance policies making the loss thereunder payable to said decree creditor. In the event of foreclosure and sale hereunder, the Trustee is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as the Trustee may deem advisable to cause the interest of such purchaser to be protected by any of the insurance policies without credit or allowance to the Mortgagor for prepaid premiums thereon.

SECTION 2.7    Rights Cumulative.
- -----------    -----------------

     Each right, power and remedy conferred herein or in the Indenture, or in both, upon the Trustee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient to the Trustee.


                                  ARTICLE III

                                    TRUSTEE
                                    -------

SECTION 3.1    Acceptance of the Trust.
- -----------    -----------------------

     The Trustee hereby accepts the trust imposed upon it by this Mortgage, and agrees to perform said trust and any duties required to be performed by it under the terms of this Mortgage or under the terms of the Indenture, as the case may be, as an ordinarily prudent Trustee under a corporate mortgage, but only upon and subject to the express terms and conditions hereof and of the Indenture.

SECTION 3.2    Terms of the Trust.
- -----------    ------------------

     The duties of the Trustee, the rights of the Trustee, its compensation, right to indemnity, method of replacement and all other matters concerning the Trustee shall be governed by the terms and conditions of the Indenture, including but not limited to, particularly Article IX thereof.

                                 ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

SECTION 4.1           Successors and Assigns.
- -----------           ----------------------

        This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon BSC and RRRC, as Mortgagor, and their respective successors and assigns (including, without limitation, each and every record owner from time to time of the Premises or any other person having an interest therein), and shall inure to the benefit of the Trustee and its successors and assigns. Wherever herein the term, "Trustee", is used, such reference shall be deemed to include the Trustee from time to time of the Securities, whether so expressed or not. Each such Trustee from time to time shall be bound by the provisions hereof and shall have and enjoy all of the rights, privileges, powers, options and benefits afforded hereunder, and may enforce any and all of the terms and provisions hereof, as fully and to the same extent and with the same effect as if such Trustee were herein by name specifically granted such rights, privileges, powers, options and benefits and was herein by name designated the Trustee.

SECTION 4.2 Covenants Run with Land; Successor Mortgagors.
- ----------- ---------------------------------------------

        All of the covenants of this Mortgage shall run with the Land and be binding on any successor owners of the Land. If the ownership of the Premises or any portion thereof becomes vested in a Person other than the Mortgagor, the Trustee may, without notice to the Mortgagor, deal with such successor or successors in interest of the Mortgagor with reference to this Mortgage in the same manner as with the Mortgagor without in any way releasing or discharging the Mortgagor from its obligations hereunder.

SECTION 4.3      Exoneration of Successor Trustees.
- -----------      ---------------------------------

        No successor to the rights, titles, interests, duties, discretions and options of the Trustee hereunder shall have any liability for any acts or omissions of any prior Trustee.

SECTION 4.4 After-Acquired Property; Further Assurances.
- ----------- -------------------------------------------

        The Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, conveyances, mortgages, security agreements and assurances as the Trustee shall, from time to time, reasonably require for the better assuring, mortgaging, assigning, hypothecating and confirming unto the Trustee all property mortgaged or collaterally assigned hereby or property intended to be mortgaged or collaterally assigned hereby, whether now owned by the Mortgagor or hereafter acquired.

SECTION 4.5  Governing Law; Invalidity of Certain Provisions.
  -----------  -----------------------------------------------

        This Mortgage shall be construed and enforced according to the laws of the State of Louisiana, notwithstanding its place of execution and without reference to the conflicts of law principles of the State of Louisiana. If the lien of this Mortgage is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially secured portion of the Securities shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Securities, and all payments made on the Securities, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Securities which is not secured or not fully secured by the lien of this Mortgage.

SECTION 4.6                Notes Legal.
- -----------                -----------

        BSC declares, represents, warrants, certifies and agrees that the proceeds of the Securities will be used solely for the purposes specified in the Indenture and that the Securities and all fees, charges and other payments made or required to be made with respect thereto and under this Mortgage and the Indenture are legal and do not violate any usury or other law of the State of Louisiana. The Securities evidence business loans and do not, and when disbursed will not, violate the provisions of the usury, consumer credit or other laws of any state which may have jurisdiction.

SECTION 4.7      Inspection of Premises and Records.
- -----------      ----------------------------------

        The Trustee and its representatives and agents shall have the right to inspect the Premises and all books, records and documents relating thereto and to the Mortgaged Property at all reasonable times following reasonable notice to the Mortgagor, and access thereto shall be permitted for that purpose.

SECTION 4.8            Captions and Pronouns.
- -----------            ------------ --------

        The captions and headings of the various Sections of this Mortgage are for convenience of reference only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

SECTION 4.9                  Notices.
- -----------                  -------

        All notices, requests and demands to or upon the Mortgagor or the Trustee to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, to the addresses provided below, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Mortgagor or the Trustee at its address or transmission number for notices provided below. The Mortgagor and the Trustee may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

                      (i) If to the Mortgagor:

                          Bayou Steel Corporation
                          P.O. Box 5000
                          River Road
                          La Place, Louisiana 70069

                          Attention: Howard M. Meyers

                          FAX No. ____________________

                          With a copy to:

                          Howard B. Myers, Esquire
                          RSR Steel Corporation
                          1111 West Mockingbird Lane
                          Dallas, Texas 75247

                          FAX No. 214/631-6146

                     (ii) If to the Trustee:

                          First National Bank of Commerce
                          210 Baronne Street
                          New Orleans, Louisiana 70112

                          Attention: Corporate Trust Department

                          FAX No.  504/561-7017

     Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the Security Register kept by the Trustee. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If the Mortgagor mails a notice or communication to any Holder, it shall mail a copy to the Trustee at the same time.

SECTION 4.10   Waiver of Certificates.
- ------------   ----------------------

     The parties hereto waive production of all Mortgage and Conveyance Certificates, Tax Research Certificates and all other Certificates with respect to the Mortgaged Property and relieve and release me, Notary, and the surety on my official bond from all liability in connection with failure to produce said Certificates and to attach the same to this Mortgage.

SECTION 4.11   Maximum Amount Secured.
- ------------   ----------------------

     Anything herein to the contrary notwithstanding, all amounts advanced by the Trustee hereunder, including without limitation, for the payment of premiums for insurance, taxes, assessments or other amounts for the preservation and protection of the Mortgaged Property and the lien of this mortgage, and all sums due or to become due under the Notes and the other Secured Obligations shall be secured by this Mortgage in an aggregate amount not to exceed ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($150,000,000.00).

SECTION 4.12   Preambles.
- ------------   ---------

     The preambles of this Mortgage constitute an integral part hereof.

     THUS DONE AND PASSED in Edgard, Louisiana, on the date hereinabove first written, in the presence of the undersigned competent witnesses, who have hereunto signed their names, together with said appearers and me, Notary, after due reading of the whole.


WITNESSES:                          BAYOU STEEL CORPORATION
                                    ("BSC" AND "MORTGAGOR")


______________________________      BY:  ______________________________

PRINTED NAME: ___________________   PRINTED NAME: _____________________

                                    TITLE: ____________________________


______________________________      RIVER ROAD REALTY CORPORATION
                                    ("RRRC" AND "MORTGAGOR")
PRINTED NAME: ___________________

                                    BY:  ______________________________

                                    PRINTED NAME:______________________

                                    TITLE: ____________________________

                                    FIRST NATIONAL BANK OF COMMERCE,
                                    AS TRUSTEE ("TRUSTEE")


                                    BY:  ______________________________

                                    PRINTED NAME:______________________

                                    TITLE: ____________________________




                    ________________________________________

                                 NOTARY PUBLIC
                      IN AND FOR ORLEANS PARISH, LOUISIANA

                    PRINTED NAME: __________________________

                       MY COMMISSION IS ISSUED FOR LIFE.

                                 EXHIBIT "A" TO
                  MORTGAGE AND COLLATERAL ASSIGNMENT OF LEASES
                                       BY
                            BAYOU STEEL CORPORATION
                                      AND
                         RIVER ROAD REALTY CORPORATION
                                  IN FAVOR OF
                  FIRST NATIONAL BANK OF COMMERCE, AS TRUSTEE

                      ____________________________________


                                   INDENTURE
                                   ---------

                                 EXHIBIT "B" TO
                  MORTGAGE AND COLLATERAL ASSIGNMENT OF LEASES
                                       BY
                            BAYOU STEEL CORPORATION
                                      AND
                         RIVER ROAD REALTY CORPORATION
                                  IN FAVOR OF
                  FIRST NATIONAL BANK OF COMMERCE, AS TRUSTEE

                      ____________________________________


                              DESCRIPTION OF LAND
                              --------------------